EXHIBIT  23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Prepaid Telecom Corporation on Form SB-2 of our report dated September 11, 2000 relating to the financial statements appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Malone  &  Bailey,  PLLC
Houston,  Texas

October  23,  2000


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